SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 16


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     11,309
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      1,210
       Class C                                                      2,067
       Class R                                                        169
       Institutional Class                                            596

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $17.55
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $17.16
       Class C                                                     $17.16
       Class R                                                     $17.42
       Institutional Class                                         $17.73